EXHIBIT 16.1

July 14, 2009

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:

Kowabunga! Inc.

File No. 001-32442

Dear Sir or Madem:

We have read Item 4.01 of Form 8-K dated July 14, 2009 and agree with the statements our firm contained therein.

/S/ GRANT THORNTON LLP